UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2008
AMERICAN SKIING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13057	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1526 UTE BLVD., PARK CITY, UTAH 84098
(Address of principal executive offices)
Registrant’s telephone number, including area code: (435) 604-0786
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets
     On June 30, 2008, American Skiing Company (the “Company”) completed the sale of its subsidiaries, ASC Utah d/b/a ASC Utah, Inc. (“ASC Utah”) and American Skiing Company Resort Properties, Inc. (“ASCRP”), to Talisker Canyons Finance Co. LLC (“Talisker Canyons”) (“The Canyons Sale"). Total proceeds received by the Company were $123.1 million, after payment of certain closing costs, and after certain customary adjustments, including reimbursement of the Company for certain pre-closing capital expenditures of ASC Utah, as set forth in the purchase agreement. Proceeds were received in the form of $52.1 million in cash (including earnest money deposit previously received by the Company from Talisker Canyons) and $71million in senior secured notes (the “Notes”) issued by Talisker Canyons to the Company pursuant to a note purchase agreement between the Company and Talisker Canyons entered into contemporaneously with the closing. The Notes mature on the earlier of (i) March 20, 2010, or (ii) the date upon which a Sale Transaction is consummated. “Sale Transaction” means any of the following involving ASC Utah or its subsidiaries: (i) any merger, consolidation, business combination or other similar transaction: (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial portion of the assets of The Talisker Partnership, Talisker Canyons or ASC Utah, in each case taken as a whole; (iii) any tender offer or exchange offer for 15% or more of the outstanding shares of ASC Utah’s common stock; (iv) any sale, lease, exchange, transfer or other disposition of any equity securities of Talisker Canyons or ASC Utah; or (v) any change of control of The Talisker Partnership, Talisker Canyons or ASC Utah. Interest on the Notes accrues at an annual rate of 15%. Interest under the Notes accrues on August 15, 2008 and November 15, 2008 and is payable in cash quarterly in arrears on the last day of March, June, September and December in each year commencing January 15, 2009. The Notes do not contain amortization provisions prior to maturity. The Notes are secured by a pledge of substantially all of the assets of Talisker Canyons (including the stock of ASC Utah and ASCRP). The Notes are guaranteed by ASC Utah. The guaranty of ASC Utah is secured by a pledge of substantially all of its assets. Contemporaneously with the closing, Talisker Canyons contributed $25 million in capital to ASC Utah, and ASC Utah’s guaranty is further secured by a pledge of the account containing those proceeds. The Notes are also guaranteed by Talisker Land Holdings, LLC, the owner of certain fee land underlying the Park City Mountain Resort and a separate 780 acre parcel of undeveloped land adjacent to The Canyons (collectively, the “Additional Fee Land”). The guaranty of Talisker Land Holdings, LLC is secured by a deed of trust on the Additional Fee Land.
     The Company expects to use the proceeds from the sale (including the Notes) in accordance with its Plan of Dissolution, which was approved on June 20, 2007.
     Certain statements contained in this Report constitute forward-looking statements under U.S. federal securities laws. These forward-looking statements reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performance or achievements to differ materially from those projected include factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this Report are made only as of the date of this Report and we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances other than as required by applicable federal securities laws.

Item 9.01	Financial Statements and Exhibits.
     (b) Pro forma Financial Information
     Pro forma financial data (the “Pro Forma Financial Data”) of the Company is not being provided due to relevancy as the Company’s last filing with unaudited or audited financial data with the Securities and Exchange Commission (“SEC”) was its quarterly report for the period ended April 29, 2007. Such financial statements were prepared in accordance with Generally Accepted Accounting Priniciples (GAAP) on a “going concern” basis of accounting. Subsequent to the filing of the quarterly report, on June 20, 2007, the Company’s Plan of Dissolution was approved by its Board of Directors and subsequently by the holders of the shares of capital stock representing a majority of the shares entitled to vote on such matter. This action by the Board necessitated, under GAAP, the Company to change its basis of accounting from “going concern” accounting to “liquidation accounting” for the period beginning June 20, 2007 through July 29, 2007, and thereafter. Were the Company to provide Pro Forma Financial Data based on its last SEC filing for the quarter ended April 29, 2007, it would be based on approximately twelve month old financial data prepared using an inapplicable method of accounting (“going concern”). The reader should, however, review the Company’s fiscal year 2006 Form 10-K as filed with the SEC on October 30, 2006, the Company’s fiscal year 2007 quarterly reports on Form 10-Q as filed with the SEC on December 8, 2006, March 14, 2007 and June 13, 2007, respectively, the Company’s Schedule 14C as filed with the SEC on August 20, 2007, the Company’s notification of late filing under Rule 12b-25 of its fiscal year 2007 annual report on Form NT-10K, as filed with the SEC on October 29, 2007, and the Company’s notification of late filing under Rule 12b-25 of its fiscal year 2008 quarterly reports on Form NT-10Q and NT-10Q/A as filed with the SEC on December 5, 2007, February 1, 2008, March 12, 2008 and June 11, 2008, respectively. The following reasons are set forth in Form NT-10K and Forms NT-10Q for late filing of the aforementioned reports (and have been updated herein to reflect subsequent changes):
     Since March 2007, the Company has consummated the sale of all but one of its ski resorts and has entered into an agreement to sell its last remaining ski resort, The Canyons. As described above, The Canyons has now also been sold.
     On June 20, 2007, the Company’s Plan of Dissolution was approved by its Board of Directors and subsequently by the holders of the shares of capital stock representing a majority of the shares entitled to vote on such matter. The Company filed its Certificate of Dissolution in Delaware on September 10, 2007 and its dissolution became effective on September 13, 2007 (the “Dissolution Date"). As of such date, the Company closed its stock transfer books and trading of the Company’s common stock on the OTC Bulletin Board ceased.
     Since the Dissolution Date, the Company has not engaged in any business activities except those necessary for the purpose of preserving the value of the Company’s assets, prosecuting and defending suits by or against the Company or its subsidiaries, adjusting and winding up the Company’s business and affairs, selling and liquidating the Company’s remaining assets and properties, including consummating the sale of The Canyons ski resort, paying its creditors and making distributions to stockholders. The Company is in the final stages of winding-up its operations and has reduced its corporate employees to approximately 11 employees, of whom 3 are finance employees.
     In addition, under GAAP, the approval of the Plan of Dissolution triggers a change in accounting from traditional “going concern” accounting to “liquidation accounting". Under liquidation accounting, the Company must (1) adjust the carrying value of all of its assets and liabilities to their fair value, (2) estimate the time period required to complete the liquidation, and (3) estimate and accrue the costs it will incur during the liquidation period. In addition to a traditional “going concern” accounting through June 20, 2007 including preparing a Statement of Operations for the period ended June 20, 2007, the Company’s financial statements will need to include a Statement of Net Assets (on a liquidation basis) as of June 20, 2007 and as of the end of the fiscal period (July 29, 2007) along with a Statement of Changes in Net Assets for the period between June 20, 2007 and July 29, 2007.

     This presentation requires the Company to undergo audits of two separate periods; one as of the date of adoption of the Plan of Dissolution, June 20, 2007 (the last date of ASC’s “going concern” financials), and one as of the July 29, 2007 fiscal year-end. These audits will require the Company to prepare two separate liquidation calculations; one as of the date of approval of the Plan of Dissolution on June 20, 2007, and one as of July 29, 2007. Additionally, the presentation will require a traditional balance sheet audit as of June 20, 2007 along with an audit of the Statements of Operations and Statement of Cash Flows for the previous two years both of which will need to be retroactively reclassified to reflect discontinued operations for all of the Company’s seven resorts, leaving only the results of the parent company as continuing operations.
     Preparation and review of these modified financial statements, as well as the auditing of these financial statements by the Company’s independent registered public accounting firm, will take a significantly longer period of time to complete than the traditional “going concern” financial statement preparation and audit. Furthermore, because all seven resorts the Company owned at the beginning of the fiscal year 2007 have subsequently been sold, the Company will consequently need to obtain significant assistance from finance staff from resorts it no longer owns in order to complete the audit.
     After completion of its fiscal 2007 financial statements, the Company must also prepare separate liquidation calculations for its fiscal year 2008 quarterly periods ended as of October 28, 2007, January 27, 2008 and April 27, 2008, as well as a statement of net assets for the three and nine month periods ending April 27, 2008. As a result of the above, the Company was not able to prepare or file its Pro Forma Financial Data within the prescribed time periods.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2008	American Skiing Company
	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and General Counsel

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